SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2009

Dayton Superior Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11781	31-0676346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7777 Washington Village Drive, Dayton, Ohio	45459
(Address of Principal Executive Offices)	(Zip Code)

(937) 428-6360
Registrant's telephone number, including area code

Not applicable
(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2009, Dayton Superior Corporation (the “Company”) entered into a Senior Secured Priming and Superpriority Debtor-in-Possession Revolving Credit Agreement (the “DIP Credit Agreement”) with General Electric Capital Corporation, as letter of credit issuer, swingline lender and lender and as collateral agent and administrative agent.

The Company entered into the DIP Credit Agreement in connection with a voluntary filing for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) made on April 19, 2009 as described in Item 1.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2009.  On April 19, 2009, the Company filed a motion seeking approval of the DIP Credit Agreement with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On April 21, 2009, the Bankruptcy Court granted interim approval of the DIP Credit Agreement (the “Interim Order”).  Based on such interim approval, the Company entered into the DIP Credit Agreement on April 22, 2009, subject to final approval of the Bankruptcy Court.

The DIP Credit Agreement provides for initial aggregate borrowings of up to $165 million which amount includes a roll-up of outstanding obligations under the Company’s existing Revolving Credit Agreement, dated as of March 3, 2008 (as amended and modified to date, the “Prior Credit Agreement”) between the Company and General Electric Capital Corporation, as letter of credit issuer, swingline lender and lender and as collateral agent and administrative agent.  Actual borrowings by the Company are subject to a block on availability and a borrowing base, a formula based on certain eligible inventory and eligible receivables of the Company and certain of its subsidiaries, less $15 million and certain reserves.

The use of proceeds under the DIP Credit Agreement are limited to refinancing the Prior Credit Agreement, working capital and other general corporate purposes consistent with a budget (including period updates thereto) that the Company presented to the administrative agent, including payment of costs and expenses related to the administration of the bankruptcy proceedings and payment of other expenses as approved by the Bankruptcy Court (the “Budget”).

The principal amount outstanding under the DIP Credit Agreement, plus interest accrued and unpaid thereon, will be due and payable in full at maturity, which is the earlier of April 22, 2010 and confirmation of a plan of reorganization in the bankruptcy proceedings, subject to provisions in the DIP Credit Agreement providing for an earlier maturity date under certain circumstances.

Borrowings under the DIP Credit Agreement bear interest at variable rates based on the prime rate, LIBOR or the banker’s acceptance rate, depending on the type of borrowing, plus 12.00% per annum in the case of any revolving loan or swingline loan that is a LIBOR rate loan and 11.00% per annum in the case of any revolving loan or swingline loan that is a base rate loan.  Interest and fees are payable monthly.  If the Company defaults on its obligations under the DIP Credit Agreement, the default rate of interest will be the rate otherwise in effect plus 2.00% per annum.

In addition to interest, the Company is required to pay an unused commitment fee of 1.00% per annum in respect of the unutilized commitments under the DIP Credit Agreement.  An upfront fee of 1.00% of the aggregate amount of commitments under the DIP Credit Agreement was payable to the lender on April 22, 2009.  The Company must also pay funding fees, letter of credit fees and certain agency fees.

All obligations under the DIP Credit Agreement are secured, subject to certain limited exceptions, by substantially all of the assets of the Company according to the lien priorities set forth in the Interim Order, including a super-priority administrative expense claim in the bankruptcy proceedings with respect to certain of the collateral.

The DIP Credit Agreement contains various representations and warranties, as well as covenants from the Company and events of default that are customary for transactions of this nature.  The DIP Credit Agreement also contains certain financial covenants relating to minimum levels of EBITDA and compliance with the Budget.   In addition, the DIP Credit Agreement includes covenants related to the progress of the bankruptcy proceedings, including actions relating to the filing of a plan of reorganization on or before October 21, 2009.

Item 1.02	Termination of a Material Definitive Agreement.

On April 22, 2009, the Company entered into the DIP Credit Agreement, as described in Item 1.01 above.  The DIP Credit Agreement succeeds the Prior Credit Agreement as of that date.

The Prior Credit Agreement provided for aggregate borrowings of up to $150 million. The borrowings under the Prior Credit Agreement were secured primarily by substantially all of the assets of the Borrower. Borrowings under the Prior Credit Agreement were available for working capital, letters of credit, capital expenditures, permitted acquisitions, and other general corporate purposes.  Borrowings under the Prior Credit Agreement bore interest at variable rates based on the LIBOR or the banker’s acceptance rate, depending on the type of borrowing, plus an additional margin based on the type of borrowing and the amount of available borrowings under the Prior Credit Agreement.

Additional information with respect to the Prior Credit Agreement is included in Item 1.01 above, and a summary of the Prior Credit Agreement was set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008.  Summaries of subsequent amendments to the Prior Credit Agreement are set forth in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 16, 2009, March 24, 2009, April 9, 2009 and April 20, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 22, 2009, the Company entered into the DIP Credit Agreement.  The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2009, the Company received a staff determination notice from The Nasdaq Stock Market (“Nasdaq”) that, in accordance with Listing Rules 5100, 5110(b), and IM-5100-1, the Company’s common stock will be suspended from trading at the opening of business on April 29, 2009 as a result of the Company’s filing of a voluntary petition for relief under chapter 11 of the Bankruptcy Code, which is described in Item 1.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2009.   Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Global Market. The Company does not intend to appeal Nasdaq’s decision and anticipates that its common stock will be delisted from The Nasdaq Global Market.

Attached as Exhibit 99.1 is a press release announcing Nasdaq’s determination letter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following are furnished as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

99.1	Press Release dated April 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 22, 2009

DAYTON SUPERIOR CORPORATION

		By:	/s/ Edward J. Puisis
			Name:	Edward J. Puisis
			Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 22, 2009.